Exhibit 1.01 to Form SD

SYMANTEC CORPORATION

CONFLICT MINERALS REPORT

FOR THE REPORTING PERIOD JANUARY 1 TO DECEMBER 31, 2018

This Conflict Minerals Report has been prepared by Symantec Corporation (herein referred to, alternatively, as “Symantec,” “we” and “our”). This Conflict Minerals Report for the reporting period January 1 to December 31, 2018 is presented to comply with the final Conflict Minerals implementing rules (the “Conflict Minerals Rules”) promulgated by the Securities and Exchange Commission (“SEC”), as modified by SEC guidance issued on April 29, 2014 and the SEC order issued on May 2, 2014. The Conflict Minerals Rules were adopted by the SEC to implement reporting and disclosure requirements related to Conflict Minerals as directed by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 as codified in Section 13(p) of the Securities Exchange Act of 1934. The Conflict Minerals Rules impose certain reporting obligations on SEC registrants whose manufactured products contain Conflict Minerals that are necessary to the functionality or production of their products. “Conflict Minerals” are currently defined by the SEC as cassiterite, columbite-tantalite (coltan), gold, wolframite, or their derivatives, which the SEC has currently limited to tin, tantalum, tungsten and gold (“3TG”).

To comply with the Conflict Minerals Rules, we conducted due diligence on the origin, source and chain of custody of the Conflict Minerals that were necessary to the functionality or production of the products that we manufactured or contracted to manufacture to ascertain whether these Conflict Minerals originated in the Democratic Republic of Congo (“DRC”) or adjoining countries (collectively, the “Covered Countries”) and financed or benefited armed groups (as defined in Section 1, Item 1.01(d)(2) of Form SD) in any of these countries.

Pursuant to SEC guidance issued April 29, 2014 and the SEC order issued May 2, 2014, Symantec is not required to describe any of its products as “DRC conflict free” (as defined in Section 1, Item 1.01(d)(4) of Form SD), “DRC conflict undeterminable” (as defined in Section 1, Item 1.01(d)(5) of Form SD) or “having not been found to be ‘DRC conflict free,’” and therefore makes no conclusion in this regard in the report presented herein. Furthermore, given that Symantec has not voluntarily elected to describe any of its products as “DRC conflict free,” an independent private sector audit of the report presented herein has not been conducted.

I.	Company Overview

Founded in 1982, Symantec has evolved to become a global leader in cyber security, with more than 11,000 employees in over 35 countries. Symantec provides cyber security products, services, and solutions to more than 350,000 organizations and 50 million individuals worldwide.

Other than the information expressly set forth in this report, the information contained or referred to on our website is not part of this report.

II.	Products Overview

Symantec’s Integrated Cyber Defense Platform helps enterprise, business, and government customers unify cloud and on-premises security to protect against threats and safeguard information across every control point and attack vector. Symantec’s Digital Safety solutions (delivered via Norton and LifeLock brands) help consumers protect their information, identity, devices, and networks at home and online.

Symantec product overviews can be found at https://www.symantec.com/products.

All tier one suppliers of physical products that Symantec contracts to manufacture are considered suppliers. These suppliers manufacture products in the following categories: (i) software, (ii) appliances and (iii) tokens.

III.	Supply Chain Overview

All of Symantec’s product manufacturing is outsourced to Subcontract Manufacturing and Logistic Partners. Our suppliers are located in North America, South America, EMEA, Russia and Asia. As of April 30, 2019, there were 338 verified 3TG smelter or refiner facilities reported by Symantec’s 18 direct suppliers, 311 of which are in conformance with the assessment protocols of the Responsible Minerals Initiative’s (“RMI”) Responsible Minerals Assurance Program (“RMAP’). Four of Symantec’s 18 direct suppliers did not manufacture products that contain Conflict Minerals or 3TGs.

IV.	Conflict Minerals Analysis and Reasonable Country of Origin Inquiry

Based upon a review of our product categories and our reasonable country of origin inquiry (“RCOI”), we have concluded that:

•	Our appliance and token products contain Conflict Minerals that are necessary to the production or functionality of such products; and

•	We are unable to determine whether the Conflict Minerals present in such products originate in the Covered Countries.

We are therefore required pursuant to the Conflict Minerals Rules to file with the SEC a Form SD and a Conflict Minerals Report as an exhibit thereto.

V.	Design of Due Diligence Measures

Symantec designed its due diligence with respect to the source and chain of custody of the Conflict Minerals contained in its products based on the five-step framework set forth in the Third Edition of the Organisation for Economic Co-operation and Development’s Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict- affected and High-Risk Areas and the supplements thereto.

VI.	Due Diligence Measures Performed by Symantec

Step #1: Establish Strong Company Management Systems

•

Symantec maintains a policy on Conflict Minerals (the “Policy”). The Policy can be viewed at https://www.symantec.com/content/dam/symantec/docs/other-resources/sym-conflict-minerals-policy-en.pdf. The Policy has been communicated to relevant personnel, and it is available to all Symantec employees and the public via Symantec’s website.

•

Symantec’s Conflict Minerals Team (the “Team”) is responsible for Conflict Minerals due diligence, governance and reporting. The Team consists of representatives from Global Supply Chain Management, Finance, Legal and Corporate Responsibility, all of whom have experience and expertise with respect to the requirements of the Conflict Minerals Rules, and is supported by external consultants. Oversight of Symantec’s Conflict Minerals due diligence, governance and reporting is exercised by the Disclosure Committee and the Nominating and Governance Committee of the Company’s Board of Directors. The Team is supported by a member of Symantec’s Senior Management Team.

•

To make training regarding Conflict Minerals compliance available to suppliers, Symantec refers suppliers to the Responsible Minerals Initiative’s (“RMI”) website at http://www.responsiblemineralsinitiative.org/training-and-resources, which contains Conflict Minerals training materials and resources for suppliers.

•

Symantec’s Policy is available to existing suppliers, and was made available to new suppliers as part of the “new supplier” onboarding process. In addition, Symantec incorporated a provision requiring compliance with the Conflict Minerals Rules and the Policy into (i) new supplier agreements and (ii) existing supplier agreements when such agreements were negotiated for renewal.

•

Pursuant to the Policy, concerned parties may contact Symantec regarding complaints related to Conflict Minerals compliance by contacting Symantec’s Ethics Line online at SymantecEthicsLine.EthicsPoint.com, via telephone by choosing a number from https://secure.ethicspoint.com/domain/media/en/gui/28771/phone.html or by sending an e-mail to the Office of Ethics and Compliance at ethicsandcompliance@symantec.com. Suppliers may also contact their supply chain representative in their region.

•	All documentation and records, including all material communications with suppliers, are retained electronically for a period of five (5) years.

Step #2: Identify and Assess Risk in the Supply Chain

•	Symantec maintains a Conflict Minerals Compliance Program (the “Program”) that outlines the process for supplier due diligence and engagement.

•

The Program includes the identification of the suppliers that provide inputs to Symantec’s products that may contain Conflict Minerals. This analysis is performed on an annual basis, as well as through the ongoing supplier approval and onboarding process, with data pulled from the global supplier database.

•

The Corporate Responsibility Team works with Global Supply Chain Management, Legal and Finance to determine the enterprise reporting entity for compliance purposes. This includes the determination of whether any of Symantec’s subsidiaries, joint ventures, or acquired companies are in-scope or out-of-scope for the respective reporting year pursuant to the Conflict Minerals Rules.

•

For out-of-scope entities, if the entity supplies Symantec in-scope entities with products Symantec contracts to manufacture, then the entity is considered a supplier and is surveyed as part of the RCOI process.

•	The RMI’s Conflict Minerals Reporting Template (the “Survey”) is emailed annually by the Global Supply Chain Team to all in-scope suppliers along with an introductory email.

•	On an annual basis, any new subsidiaries and joint ventures are evaluated for inclusion as an in-scope entity for the purposes of compliance with the Conflict Minerals Rules.

•	For acquisitions, due diligence is conducted to determine whether the newly acquired organization is subject to the Conflict Minerals Rules.

Step #3: Design and Implement a Strategy to Respond to Identified Risks

•

Symantec has designed a Due Diligence Decision Tree that sets forth steps to be taken to mitigate risk based on a supplier’s Survey responses. Suppliers are ranked for risk, ranging from Low to High, based upon red flags and issues raised by suppliers’ Survey responses (the “Risk Levels”).

•	All suppliers regardless of Risk Level in 2018 were contacted via email with follow-up questions, comments and/or requests.

Step #4: Carry Out Independent Third-Party Audit of Supply Chain Due Diligence at Identified Points in the Supply Chain

•

As a downstream actor in the supply chain, we do not have a direct relationship with the smelters and refiners that process the Conflict Minerals that are present in our products, and for this reason we rely on the RMI to conduct third-party audits of smelters and refiners.

Step #5: Report on Supply Chain Due Diligence

•

As required by the Conflict Minerals Rules, we have filed a Form SD and a Conflict Minerals Report as an exhibit thereto for the 2018 reporting year. The Form SD and Conflict Minerals Report are also available on our website at https://www.symantec.com/about/corporate-responsibility/the-world/supply-chain-responsibility.

VII.	Supplier Survey Responses and Smelter and Refiner Information

The supplier Survey results were as follows:

•	100% of in-scope suppliers responded using the Survey.

•	83% of in-scope suppliers who responded provide products that contain Conflict Minerals.

•	65% of in-scope suppliers who responded source from the Covered Countries.

•	93% of in-scope suppliers who responded have a Conflict Minerals policy in place, and 71% of such in-scope suppliers have made their policy available to the public.

•	86% of in-scope suppliers who responded require their direct suppliers to be DRC conflict-free (as defined in the Survey).

•	93% of in-scope suppliers who responded have implemented due diligence measures for conflict-free sourcing.

•

93% of in-scope suppliers who responded collect conflict minerals due diligence information from their suppliers that is in conformance with the IPC-1755 Conflict Minerals Data Exchange Standard (e.g., the RMI Conflict Minerals Reporting Template).

•

71% of in-scope suppliers who responded only require their direct suppliers to source the 3TG from smelters whose due diligence practices have been validated by an independent third-party audit program.

•	86% of in-scope suppliers who responded review due diligence information received from their suppliers against their company’s expectations.

•	79% of in-scope suppliers who responded have a review process in place that includes corrective action management.

•	50% of in-scope suppliers who responded are subject to the Conflict Minerals Rules.

In addition, Addendum A to this Conflict Minerals Report contains smelter eligibility, audit and location information and a list of those smelters reported by our direct suppliers that appear on the RMI’s Standard Smelter List.

VIII.	Steps to Mitigate Risk

Symantec intends to take the following steps to mitigate the risk that its necessary Conflict Minerals benefit armed groups:

•	Follow up with suppliers to improve the quality of their Surveys and continue to engage with them to obtain complete Surveys in a timely manner;

•	Support the development of supplier capabilities to perform Conflict Minerals-related due diligence by means of the implementation of risk mitigation measures, as appropriate; and

•	provide ongoing training regarding emerging best practices and other relevant topics to personnel responsible for Conflict Minerals compliance.

FORWARD-LOOKING STATEMENTS

Statements relating to due diligence improvements and certain other statements herein are forward-looking in nature and are based on Symantec’s management’s current expectations or beliefs. These forward-looking statements are not a guarantee of performance and are subject to a number of uncertainties and other factors that may be outside of Symantec’s control and that could cause actual events to differ materially from those expressed or implied by the statements made herein.

DOCUMENTS INCORPORATED BY REFERENCE

Unless otherwise stated herein, any documents, third-party materials or references to websites (including Symantec’s) are not incorporated by reference in, or considered to be a part of, this Conflict Minerals Report, unless expressly incorporated by reference herein.

Addendum A

With the exception of one supplier, the smelter information below was reported by Symantec suppliers using the Conflict Minerals Reporting Template, Revision 5.11.

Data collection was completed between February 2019 and May 2019.

For more detail and the most current status of each smelter, please visit the RMAP website at www.responsiblemineralsinitiative.org.

For the purposes of the table and chart immediately below, smelter eligibility status refers to whether or not the entity fits the definition of a smelter / refiner under the RMAP standards and is subsequently eligible for an audit, please refer to http://www.responsiblemineralsinitiative.org/members/database-field-definitions.

Smelter Eligibility Status	Definition
Alleged	Unknown if entity is a smelter / refiner; more research is needed; not included in the CMRT Standard Smelter List
Eligible	Meets the definition of a smelter / refiner; included in the CMRT Standard Smelter List
Not Eligible	Does not meet the definition of a smelter / refiner or is otherwise ineligible for the program; not included in the CMRT Standard Smelter List

Smelter Audit Status	Definition
Active	Engaged in the RMAP but not yet conformant
Communication Suspended—Not Interested	Facility has strongly communicated a lack of interest in participation in the RMAP
Communication Suspended— Temporarily Ceased Operation	Facility has temporarily ceased operations
Conformant	Audited and found conformant with the relevant RMAP standard
Due Diligence Vetting Process	Facility does not meet RMI’s requirements for participation according to the due diligence vetting process
In Communication	Not yet active but in communication with RMAP and/or member company
Non-Conformant	Audited but found not conformant with the relevant RMAP standard
Not Applicable	Not eligible for the RMAP
Outreach Required	Outreach needed by RMI member companies to contact entity and encourage its participation in RMAP audit
RMI Due Diligence Review—Unable to Proceed	For facilities that have not met the threshold for Due Diligence Vetting Process after a period of six months. Status may change if additional information is submitted.

Smelter List—GOLD

Smelter ID	Smelter Name	Smelter Country
CID000015	Advanced Chemical Company	USA
CID000019	Aida Chemical Industries Co., Ltd.	JAPAN
CID000035	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY
CID000041	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN
CID000058	AngloGold Ashanti Corrego do Sitio Mineracao	BRAZIL
CID000077	Argor-Heraeus S.A.	SWITZERLAND
CID000082	Asahi Pretec Corp.	JAPAN
CID000090	Asaka Riken Co., Ltd.	JAPAN
CID000103	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY
CID000113	Aurubis AG	GERMANY
CID000128	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES
CID000157	Boliden AB	SWEDEN
CID000176	C. Hafner GmbH + Co. KG	GERMANY
CID000180	Caridad	MEXICO
CID000185	CCR Refinery—Glencore Canada Corporation	CANADA
CID000189	Cendres + Metaux S.A.	SWITZERLAND
CID000197	Yunnan Copper Industry Co., Ltd.	CHINA
CID000233	Chimet S.p.A.	ITALY
CID000264	Chugai Mining	JAPAN
CID000328	Daejin Indus Co., Ltd.	KOREA, REPUBLIC OF
CID000343	Daye Non-Ferrous Metals Mining Ltd.	CHINA
CID000359	DSC (Do Sung Corporation)	KOREA, REPUBLIC OF
CID000362	DODUCO Contacts and Refining GmbH	GERMANY
CID000401	Dowa	JAPAN
CID000425	Eco-System Recycling Co., Ltd.	JAPAN
CID000493	OJSC Novosibirsk Refinery	RUSSIAN FEDERATION
CID000522	Refinery of Seemine Gold Co., Ltd.	CHINA
CID000651	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CHINA
CID000671	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA
CID000689	HeeSung Metal Ltd.	KOREA, REPUBLIC OF
CID000694	Heimerle + Meule GmbH	GERMANY
CID000707	Heraeus Metals Hong Kong Ltd.	CHINA
CID000711	Heraeus Precious Metals GmbH & Co. KG	GERMANY
CID000767	Hunan Chenzhou Mining Co., Ltd.	CHINA
CID000773	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	CHINA
CID000778	HwaSeong CJ CO., LTD.	KOREA, REPUBLIC OF
CID000801	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA
CID000807	Ishifuku Metal Industry Co., Ltd.	JAPAN
CID000814	Istanbul Gold Refinery	TURKEY
CID000823	Japan Mint	JAPAN
CID000855	Jiangxi Copper Co., Ltd.	CHINA
CID000920	Asahi Refining USA Inc.	USA
CID000924	Asahi Refining Canada Ltd.	CANADA
CID000927	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION
CID000929	JSC Uralelectromed	RUSSIAN FEDERATION
CID000937	JX Nippon Mining & Metals Co., Ltd.	JAPAN
CID000956	Kazakhmys Smelting LLC	KAZAKHSTAN
CID000957	Kazzinc	KAZAKHSTAN
CID000969	Kennecott Utah Copper LLC	USA

CID000981	Kojima Chemicals Co., Ltd.	JAPAN
CID001029	Kyrgyzaltyn JSC	KYRGYZSTAN
CID001032	L’azurde Company For Jewelry	SAUDI ARABIA
CID001056	Lingbao Gold Co., Ltd.	CHINA
CID001058	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHINA
CID001078	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF
CID001093	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA
CID001113	Materion	USA
CID001119	Matsuda Sangyo Co., Ltd.	JAPAN
CID001147	Metalor Technologies (Suzhou) Ltd.	CHINA
CID001149	Metalor Technologies (Hong Kong) Ltd.	CHINA
CID001152	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE
CID001153	Metalor Technologies S.A.	SWITZERLAND
CID001157	Metalor USA Refining Corporation	USA
CID001161	Metalurgica Met-Mex Penoles S.A. De C.V.	MEXICO
CID001188	Mitsubishi Materials Corporation	JAPAN
CID001193	Mitsui Mining and Smelting Co., Ltd.	JAPAN
CID001204	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION
CID001220	Nadir Metal Rafineri San. Ve Tic. A.S.	TURKEY
CID001236	Navoi Mining and Metallurgical Combinat	UZBEKISTAN
CID001259	Nihon Material Co., Ltd.	JAPAN
CID001325	Ohura Precious Metal Industry Co., Ltd.	JAPAN
CID001326	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastsvetmet)	RUSSIAN FEDERATION
CID001352	PAMP S.A.	SWITZERLAND
CID001362	Penglai Penggang Gold Industry Co., Ltd.	CHINA
CID001386	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION
CID001397	PT Aneka Tambang (Persero) Tbk	INDONESIA
CID001498	PX Precinox S.A.	SWITZERLAND
CID001512	Rand Refinery (Pty) Ltd.	SOUTH AFRICA
CID001534	Royal Canadian Mint	CANADA
CID001546	Sabin Metal Corp.	USA
CID001555	Samduck Precious Metals	KOREA, REPUBLIC OF
CID001562	Samwon Metals Corp.	KOREA, REPUBLIC OF
CID001585	SEMPSA Joyeria Plateria S.A.	SPAIN
CID001619	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA
CID001622	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA
CID001736	Sichuan Tianze Precious Metals Co., Ltd.	CHINA
CID001756	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION
CID001761	Solar Applied Materials Technology Corp.	TAIWAN, PROVINCE OF CHINA
CID001798	Sumitomo Metal Mining Co., Ltd.	JAPAN
CID001875	Tanaka Kikinzoku Kogyo K.K.	JAPAN
CID001909	Great Wall Precious Metals Co., Ltd. of CBPM	CHINA
CID001916	The Refinery of Shandong Gold Mining Co., Ltd.	CHINA
CID001938	Tokuriki Honten Co., Ltd.	JAPAN
CID001947	Tongling Nonferrous Metals Group Co., Ltd.	CHINA
CID001955	Torecom	KOREA, REPUBLIC OF
CID001977	Umicore Brasil Ltda.	BRAZIL
CID001980	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM
CID001993	United Precious Metal Refining, Inc.	UNITED STATES OF AMERICA

CID002003	Valcambi S.A.	SWITZERLAND
CID002030	Western Australian Mint (T/a The Perth Mint)	AUSTRALIA
CID002100	Yamakin Co., Ltd.	JAPAN
CID002129	Yokohama Metal Co., Ltd.	JAPAN
CID002224	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA
CID002243	Gold Refinery of Zijin Mining Group Co., Ltd.	CHINA
CID002282	Morris and Watson	NEW ZEALAND
CID002290	SAFINA A.S.	CZECHIA
CID002312	Guangdong Jinding Gold Limited	CHINA
CID002314	Umicore Precious Metals Thailand	THAILAND
CID002459	Geib Refining Corporation	USA
CID002509	MMTC-PAMP India Pvt., Ltd.	INDIA
CID002511	KGHM Polska Miedz Spolka Akcyjna	POLAND
CID002515	Fidelity Printers and Refiners Ltd.	ZIMBABWE
CID002516	Singway Technology Co., Ltd.	TAIWAN
CID002525	Shandong Humon Smelting Co., Ltd.	CHINA
CID002560	Al Etihad Gold Refinery DMCC	UNITED ARAB EMIRATES
CID002561	Emirates Gold DMCC	UNITED ARAB EMIRATES
CID002562	International Precious Metal Refiners	UNITED ARAB EMIRATES
CID002563	Kaloti Precious Metals	UNITED ARAB EMIRATES
CID002567	Sudan Gold Refinery	SUDAN
CID002580	T.C.A S.p.A	ITALY
CID002582	REMONDIS PMR B.V.	NETHERLANDS
CID002584	Fujairah Gold FZC	UNITED ARAB EMIRATES
CID002587	Tony Goetz NV	BELGIUM
CID002605	Korea Zinc Co., Ltd.	KOREA, REPUBLIC OF
CID002606	Marsam Metals	BRAZIL
CID002615	TOO Tau-Ken-Altyn	KAZAKHSTAN
CID002708	Abington Reldan Metals, LLC	USA
CID002761	SAAMP	FRANCE
CID002762	L’Orfebre S.A.	ANDORRA
CID002763	8853 S.p.A.	ITALY
CID002765	Italpreziosi	ITALY
CID002777	SAXONIA Edelmetalle GmbH	GERMANY
CID002778	WIELAND Edelmetalle GmbH	GERMANY
CID002779	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA
CID002850	AU Traders and Refiners	SOUTH AFRICA
CID002852	GCC Gujrat Gold Centre Pvt. Ltd.	INDIA
CID002853	Sai Refinery	INDIA
CID002854	Universal Precious Metals Refining Zambia	ZAMBIA
CID002857	Modeltech Sdn Bhd	MALAYSIA
CID002863	Bangalore Refinery	INDIA
CID002865	Kyshtym Copper-Electrolytic Plant ZAO	RUSSIAN FEDERATION
CID002866	Morris and Watson Gold Coast	AUSTRALIA
CID002867	Degussa Sonne / Mond Goldhandel GmbH	GERMANY
CID002872	Pease & Curren	USA
CID002918	SungEel HiMetal Co., Ltd.	KOREA, REPUBLIC OF
CID002919	Planta Recuperadora de Metales SpA	CHILE
CID002973	Safimet S.p.A	ITALY
CID003153	State Research Institute Center for Physical Sciences and Technology	LITHUANIA
CID003185	African Gold Refinery	UGANDA
CID003189	NH Recytech Company	KOREA, REPUBLIC OF
CID003195	DS PRETECH Co., Ltd.	KOREA, REPUBLIC OF
CID003324	QG Refining, LLC	USA
CID003348	Dijllah Gold Refinery FZC	UNITED ARAB EMIRATES

Smelter List—TANTALUM

Smelter ID	Smelter Name	Smelter Country
CID000092	Asaka Riken Co., Ltd.	JAPAN
CID000211	Changsha South Tantalum Niobium Co., Ltd.	CHINA
CID000291	Guangdong Rising Rare Metals-EO Materials Ltd.	CHINA
CID000456	Exotech Inc.	USA
CID000460	F&X Electro-Materials Ltd.	CHINA
CID000616	Guangdong Zhiyuan New Material Co., Ltd.	CHINA
CID000914	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA
CID000917	Jiujiang Tanbre Co., Ltd.	CHINA
CID001076	LSM Brasil S.A.	BRAZIL
CID001163	Metallurgical Products India Pvt., Ltd.	INDIA
CID001175	Mineracao Taboca S.A.	BRAZIL
CID001192	Mitsui Mining and Smelting Co., Ltd.	JAPAN
CID001200	NPM Silmet AS	ESTONIA
CID001277	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA
CID001508	QuantumClean	USA
CID001522	RFH Tantalum Smeltery Co., Ltd./Yanling Jincheng Tantalum & Niobium Co., Ltd.	CHINA
CID001769	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION
CID001869	Taki Chemical Co., Ltd.	JAPAN
CID001891	Telex Metals	USA
CID001969	Ulba Metallurgical Plant JSC	KAZAKHSTAN
CID002492	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA
CID002504	D Block Metals, LLC	USA
CID002505	FIR Metals & Resource Ltd.	CHINA
CID002506	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA
CID002508	XinXing HaoRong Electronic Material Co., Ltd.	CHINA
CID002512	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA
CID002539	KEMET Blue Metals	MEXICO
CID002544	H.C. Starck Co., Ltd.	THAILAND
CID002545	H.C. Starck Tantalum and Niobium GmbH	GERMANY
CID002547	H.C. Starck Hermsdorf GmbH	GERMANY
CID002548	H.C. Starck Inc.	USA
CID002549	H.C. Starck Ltd.	JAPAN
CID002550	H.C. Starck Smelting GmbH & Co. KG	GERMANY
CID002557	Global Advanced Metals Boyertown	USA
CID002558	Global Advanced Metals Aizu	JAPAN
CID002568	KEMET Blue Powder	USA
CID002707	Resind Industria e Comercio Ltda.	BRAZIL
CID002842	Jiangxi Tuohong New Raw Material	CHINA
CID002847	Power Resources Ltd.	MACEDONIA
CID003191	Jiujiang Janny New Material Co., Ltd.	CHINA

Smelter List—TIN

Smelter ID	Smelter Name	Smelter Country
CID000228	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA
CID000292	Alpha	USA
CID000306	CV Gita Pesona	INDONESIA
CID000309	PT Aries Kencana Sejahtera	INDONESIA
CID000313	PT Premium Tin Indonesia	INDONESIA
CID000315	CV United Smelting	INDONESIA
CID000402	Dowa	JAPAN
CID000438	EM Vinto	BOLIVIA
CID000448	Estanho de Rondonia S.A.	BRAZIL
CID000468	Fenix Metals	POLAND
CID000538	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA
CID000555	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA
CID000760	Huichang Jinshunda Tin Co., Ltd.	CHINA
CID000942	Gejiu Kai Meng Industry and Trade LLC	CHINA
CID001070	China Tin Group Co., Ltd.	CHINA
CID001105	Malaysia Smelting Corporation (MSC)	MALAYSIA
CID001142	Metallic Resources, Inc.	USA
CID001173	Mineracao Taboca S.A.	BRAZIL
CID001182	Minsur	PERU
CID001191	Mitsubishi Materials Corporation	JAPAN
CID001231	Jiangxi New Nanshan Technology Ltd.	CHINA
CID001314	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND
CID001337	Operaciones Metalurgicas S.A.	BOLIVIA
CID001399	PT Artha Cipta Langgeng	INDONESIA
CID001402	PT Babel Inti Perkasa	INDONESIA
CID001406	PT Babel Surya Alam Lestari	INDONESIA
CID001419	PT Bangka Tin Industry	INDONESIA
CID001421	PT Belitung Industri Sejahtera	INDONESIA
CID001428	PT Bukit Timah	INDONESIA
CID001434	PT DS Jaya Abadi	INDONESIA
CID001448	PT Karimun Mining	INDONESIA
CID001453	PT Mitra Stania Prima	INDONESIA
CID001457	PT Panca Mega Persada	INDONESIA
CID001458	PT Prima Timah Utama	INDONESIA
CID001460	PT Refined Bangka Tin	INDONESIA
CID001463	PT Sariwiguna Binasentosa	INDONESIA
CID001468	PT Stanindo Inti Perkasa	INDONESIA
CID001471	PT Sumber Jaya Indah	INDONESIA
CID001477	PT Timah Tbk Kundur	INDONESIA
CID001482	PT Timah Tbk Mentok	INDONESIA
CID001490	PT Tinindo Inter Nusa	INDONESIA
CID001493	PT Tommy Utama	INDONESIA
CID001539	Rui Da Hung	TAIWAN
CID001758	Soft Metais Ltda.	BRAZIL
CID001898	Thaisarco	THAILAND
CID001908	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA
CID002036	White Solder Metalurgia e Mineracao Ltda.	BRAZIL
CID002158	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA
CID002180	Yunnan Tin Company Limited	CHINA

CID002455	CV Venus Inti Perkasa	INDONESIA
CID002468	Magnu’s Minerais Metais e Ligas Ltda.	BRAZIL
CID002478	PT Tirus Putra Mandiri	INDONESIA
CID002500	Melt Metais e Ligas S.A.	BRAZIL
CID002503	PT ATD Makmur Mandiri Jaya	INDONESIA
CID002517	O.M. Manufacturing Philippines, Inc.	PHILIPPINES
CID002530	PT Inti Stania Prima	INDONESIA
CID002570	CV Ayi Jaya	INDONESIA
CID002572	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	VIET NAM
CID002573	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIET NAM
CID002574	Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIET NAM
CID002592	CV Dua Sekawan	INDONESIA
CID002593	PT Rajehan Ariq	INDONESIA
CID002703	An Vinh Joint Stock Mineral Processing Company	VIET NAM
CID002706	Resind Industria e Comercio Ltda.	BRAZIL
CID002756	Super Ligas	BRAZIL
CID002773	Metallo Belgium N.V.	BELGIUM
CID002774	Metallo Spain S.L.U.	SPAIN
CID002776	PT Bangka Prima Tin	INDONESIA
CID002816	PT Sukses Inti Makmur	INDONESIA
CID002829	PT Kijang Jaya Mandiri	INDONESIA
CID002835	PT Menara Cipta Mulia	INDONESIA
CID002844	HuiChang Hill Tin Industry Co., Ltd.	CHINA
CID002848	Gejiu Fengming Metallurgy Chemical Plant	CHINA
CID002849	Guanyang Guida Nonferrous Metal Smelting Plant	CHINA
CID002858	Modeltech Sdn Bhd	MALAYSIA
CID003116	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CHINA
CID003190	Chifeng Dajingzi Tin Industry Co., Ltd.	CHINA
CID003205	PT Bangka Serumpun	INDONESIA
CID003208	Pongpipat Company Limited	MYANMAR
CID003325	Tin Technology & Refining	USA

Smelter List—TUNGSTEN

Smelter ID	Smelter Name	Smelter Country
CID000004	A.L.M.T. Corp.	JAPAN
CID000105	Kennametal Huntsville	USA
CID000218	Guangdong Xianglu Tungsten Co., Ltd.	CHINA
CID000258	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA
CID000499	Fujian Jinxin Tungsten Co., Ltd.	CHINA
CID000568	Global Tungsten & Powders Corp.	USA
CID000766	Hunan Chenzhou Mining Co., Ltd.	CHINA
CID000769	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA
CID000825	Japan New Metals Co., Ltd.	JAPAN
CID000875	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA
CID000966	Kennametal Fallon	USA
CID001889	Tejing (Vietnam) Tungsten Co., Ltd.	VIET NAM
CID002044	Wolfram Bergbau und Hutten AG	AUSTRIA
CID002082	Xiamen Tungsten Co., Ltd.	CHINA
CID002095	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA
CID002313	Jiangxi Minmetals Gao’an Non-ferrous Metals Co., Ltd.	CHINA
CID002315	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA
CID002316	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA
CID002317	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA
CID002318	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA
CID002319	Malipo Haiyu Tungsten Co., Ltd.	CHINA
CID002320	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA
CID002321	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA
CID002494	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA
CID002513	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA
CID002541	H.C. Starck Tungsten GmbH	GERMANY
CID002542	H.C. Starck Smelting GmbH & Co. KG	GERMANY
CID002543	Masan Tungsten Chemical LLC (MTC)	VIET NAM
CID002551	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA
CID002579	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CHINA
CID002589	Niagara Refining LLC	USA
CID002645	Ganzhou Haichuang Tungsten Co., Ltd.	CHINA
CID002647	Jiangxi Dayu Longxintai Tungsten Co., Ltd.	CHINA
CID002649	Hydrometallurg, JSC	RUSSIAN FEDERATION
CID002724	Unecha Refractory metals plant	RUSSIAN FEDERATION
CID002815	South-East Nonferrous Metal Company Limited of Hengyang City	CHINA
CID002827	Philippine Chuangxin Industrial Co., Inc.	PHILIPPINES
CID002830	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CHINA
CID002833	ACL Metais Eireli	BRAZIL
CID002843	Woltech Korea Co., Ltd.	KOREA, REPUBLIC OF
CID002845	Moliren Ltd.	RUSSIAN FEDERATION
CID003182	Hunan Litian Tungsten Industry Co., Ltd.	CHINA